UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2007
Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel (State or other jurisdiction of incorporation)	001-33299 (Commission File Number)	98-0233400 (I.R.S. Employer Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 13, 2007, Mellanox Technologies, Ltd. closed the initial public offering of its ordinary shares. Mellanox sold 6,900,000 ordinary shares in the offering, which number of shares included the underwriters’ exercise in full of their option to purchase up to 900,000 shares to cover over-allotments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 14, 2007	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Michael Gray

	Name: Title:	Michael Gray Chief Financial Officer